As filed with the Securities and Exchange Commission on April 30, 2002.


                                                               File No. 811-9829
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 2


                                       TO

                                    FORM N-1A

                          REGISTRATION STATEMENT UNDER
                       THE INVESTMENT COMPANY ACT OF 1940


                              THE GROWTH PORTFOLIO
                (FORMERLY KNOWN AS GROWTH MUTUAL FUND PORTFOLIO)

               (Exact Name of Registrant as Specified in Charter)

                       P.O. Box 7177, 6000 Memorial Drive
                               Dublin, Ohio 43017

                    (Address of Principal Executive Offices)

        Registrant's Telephone Number, including Area Code: 614-766-7000


      Wesley F. Hoag, P.O. Box 7177, 6000 Memorial Drive, Dublin, OH 43017
                     (Name and Address of Agent for Service)


                                    Copy to:
                                 James B. Craver
                                125 Summer Street
                              Boston, MA 02110-1624
================================================================================

                                EXPLANATORY NOTE


     This Registration Statement of the Growth Porfolio, formerly known as the Growth Mutual Fund Portfolio, has been filed by the Registrant pursuant to
Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests will be offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                                     PART A

     Responses to Items 1, 2, 3, 5, and 9 have been omitted pursuant to paragraph 2 of Instruction B of the General Instructions to Form N-1A.

ITEM 4.   INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED
----------------------------------------------------------------------------
          RISKS.
          ------


     Growth Portfolio, formerly known as Growth Mutual Fund Portfolio (the "Portfolio"), is a diversified, open-end management investment company that was organized as a trust under the laws of the State of New York on October 30, 1999.


     Beneficial interests in the Portfolio are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     The Portfolio's investment adviser is Meeder Asset Management, Inc. (the "Adviser"). The investment objective of the Portfolio is growth of capital. To pursue this goal, the Portfolio invests primarily in unaffiliated open-end or closed-end investment companies (the "underlying funds"). The underlying funds in which the Portfolio invests seek primarily capital growth or appreciation, without regard to current income, by investing in common stock or securities convertible into or exchangeable for common stock (such as convertible preferred stock, convertible debentures or warrants). The Adviser overweights mutual fund types that it believes represent above average market potential. The Adviser continually evaluates market capitalization (for example, blue chip versus small capitalization) and sector rotation (for example, high tech versus industrial companies) when selecting mutual funds. Except when it may be necessary to accumulate cash in order to satisfy minimum purchase requirements of the underlying funds or to meet anticipated redemptions, the Portfolio normally will be fully invested in underlying funds.

     The Portfolio may invest in index-based investments. See "Index-based Investments" below.

     The underlying funds in which the Portfolio invests will consist of mutual funds and closed end funds that invest primarily in common stock or securities convertible into or exchangeable for common stock (such as convertible preferred stock, convertible debentures or warrants), and that seek capital growth or appreciation, without regard to current income. The Portfolios will not invest in other funds of the Flex-funds family of funds or the Flex-Partners family of funds, the corresponding portfolios of which are also managed by the adviser.

     Investment decisions by the investment advisers of the underlying funds are made independently of the Portfolio and the Adviser. Therefore, the investment adviser of one underlying fund may be purchasing shares of the same issuer whose shares are being sold by the investment adviser of another such fund. The result of this would be an indirect expense to the Portfolio without accomplishing any investment purpose.

     The Portfolio will generally purchase "no-load" mutual funds, which are sold and purchased without a sales charge. The Portfolio may also purchase "load" mutual funds, but only if the load, or sales commission, is waived for purchases or sales made by the Portfolio.

     The Portfolio may also invest in "closed-end" funds. Shares of closed-end funds are typically offered to the public in a one-time initial public offering by a group of underwriters who retain a spread or underwriting commission of between 4% and 6% of the initial public offering price. Such securities are then listed for trading on the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers Automated Quotation System (commonly known as NASDAQ), and in some cases may be traded in other over-the-counter markets. Because the shares of closed-end funds cannot be redeemed upon demand by the issuer like shares of a mutual fund, investors seek to buy and sell shares of closed-end funds in the secondary market.

     The Portfolio may invest in shares of closed-end funds that are trading at a discount to net asset value or at a premium to net asset value. There can be no assurance that the market discount on shares of any closed-end fund that a portfolio purchases will ever decrease. In fact, it is possible that this market discount may increase, and a fund may suffer realized or unrealized capital losses due to further decline in the market price of the securities of such closed-end funds, thereby adversely affecting the net asset value of a portfolio's shares. Similarly, there can be no assurance that any shares of a closed-end fund purchased by the Portfolio at a premium will continue to trade at a premium or that the premium will not decrease subsequent to a purchase of such shares by the Portfolio.

     TYPES OF FUNDS. Normally, the Portfolio invests in the following types of mutual funds: aggressive growth, growth, small capitalization, specialty and industry sector funds. In addition, the Portfolio may at times desire to gain exposure to the stock market through the purchase of "index" funds (funds that purchase stocks represented in popular stock market averages) with a portion of its assets. The Portfolio may also invest in underlying funds holding foreign securities. The Adviser will vary the proportion of each type of underlying fund based on the mix of such funds that may, in the Adviser's view, be most likely to achieve the funds' investment goals.

     The Adviser selects underlying funds in which to invest based in part on their investment goals and strategies, their investment adviser and portfolio manager, and on the analysis of their past performance (absolute, relative, and risk-adjusted). The Adviser also considers other factors in the selection of funds, such as fund size, liquidity, expense ratio, general composition of its investment portfolio, and current and expected portfolio holdings. Many funds in which the Portfolio invests may not share the same investment goal and investment limitations as the Portfolio.

     INDEX-BASED INVESTMENTS. The Portfolio may invest in index-based investments (IBIs), including Standard & Poor's Depositary Receipts (SPDRs). IBIs are shares of publicly traded unit investment trusts that own the stocks in the relevant index. For example, SPDRs represent ownership interests in unit investment trusts holding a portfolio of securities closely reflecting the price performance and dividend yield of the S&P 500 Index. IBIs, including SPDRs, are subject to the risk of an investment in a broadly based portfolio of common stocks, including the risk of declines in the general level of stock prices. They are also subject to trading halts due to market conditions or other reasons that, in the view of the American Stock Exchange, make trading IBIs inadvisable.


     EXCHANGE-TRADED FUNDS. The Portfolio may invest in shares of Exchange Traded Funds ("ETFs"). ETFs are mutual funds that trade like stocks. Like stocks, shares of ETFs are not traded at net asset value, that is, they can be sold at a premium or with a discount. The price of ETFs is derived from and based upon the securities held by the ETF. Accordingly, the level of risk involved in the purchase or sale of an ETF is similar to the risk involved in the purchase or sale of traditional common stock, with the exception that the pricing mechanism for an ETF is based on a basket of stocks. Disruptions in the markets for the securities underlying ETFs purchased or sold by the Portfolio could result in losses on ETFs.


     COMMON STOCKS. The Portfolio may invest in common stocks directly.

     DERIVATIVES. The Portfolio may invest up to 100% of its assets directly in, or in underlying funds investing in, future contracts and options on futures contracts.

     The Portfolio will invest in futures and options: (1) to keep cash on hand to meet shareholder redemptions or other needs while simulating full investment in equity securities; (2) to reduce the Portfolio's transaction costs or add value when these instruments are favorably priced;(3) to forego taxes that would otherwise have to be paid on gains from the sale of the Portfolio securities; and (4) to attempt to protect the value of certain securities owned or intended to be purchased by the Portfolio while the Adviser is making a change in the Portfolio's investment position.

     MAIN RISK FACTORS. When the Portfolio is invested in underlying funds that own stocks, the value of an investment in the Portfolio will fluctuate in response to stock market movements.

     The underlying funds may invest in smaller or newer companies, which are more likely to grow, as well as suffer more significant losses, than larger or more established companies. Investments in such companies can be both more volatile and more speculative.

     The underlying funds may invest in aggressive growth stocks, which may be more expensive relative to their earnings or assets compared to value or other stocks. The prices of aggressive growth stocks are based largely on projections of the issuer's future earnings and revenues. If a company's earnings or revenues fall short of expectations, its stock price may fall dramatically.

     The underlying funds may invest in technology companies. The technology sector has historically been more volatile due to the rapid pace of product change and development within the sector. The stock prices of companies operating within this sector may be subject to abrupt or erratic movements.

     When the Portfolio invests in underlying funds that use margin, leverage, short sales and other forms of financial derivatives, such as options and futures, an investment in the Portfolio may be more volatile than investments in other mutual funds.

     Because the Portfolio invests primarily in underlying funds, the value of an investment in the Portfolio will fluctuate in response to the performance of the underlying funds. In addition, investing through the Portfolio in an underlying portfolio of funds involves additional expenses and tax results that would not arise if an investor invested directly in the funds that the Portfolio owns. By investing indirectly in underlying funds through the Portfolio, an investor will bear not only its proportionate share of the Portfolio's expenses (including operating costs and investment advisory and administrative fees), but also, indirectly, similar expenses and charges of the underlying funds. Finally, an investor may receive taxable capital gains distributions to a greater extent than would be the case if the investor invested directly in the underlying funds.

ITEM 6.   MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.
---------------------------------------------------------


     The Portfolio's Board of Trustees provides broad supervision over the affairs of the Portfolio. The address of the Adviser is P.O. Box 7177, 6000 Memorial Drive, Dublin, Ohio 43017. A majority of the Portfolio's Trustees are not affiliated with the Adviser. U.S. Bank, N.A., Cincinnati ("Firstar") is the Portfolio's custodian. The address of the custodian is 425 Walnut Street, Cincinnati, Ohio 45202. Mutual Funds Service Co. provides accounting, administrative, and transfer agency services to the Portfolio. The address of Mutual Funds Service Co. is 6000 Memorial Drive, Dublin, Ohio 43017.

     The Portfolio has not retained the services of a principal underwriter or distributor, as interests in the Portfolio are offered solely in private placement transactions.

     The Adviser has been an adviser to individuals and retirement plans since 1974 and has served as investment adviser to registered investment companies since 1982. The Adviser serves the Portfolio pursuant to an Investment Advisory Agreement under the terms of which it has agreed to provide an investment program within the limitations of the Portfolio's investment policies and restrictions, and to furnish all executive, administrative, and clerical services required for the transaction of Portfolio business, other than accounting services and services which are provided by the Portfolio's custodian, transfer agent, independent accountants and legal counsel.

     The Adviser was incorporated in Ohio in 1974 and maintains its principal offices at 6000 Memorial Drive, Dublin, Ohio 43017. The Adviser is a wholly-owned subsidiary of Meeder Financial, Inc. ("MFI"). MFI is controlled by Robert S. Meeder, Sr. through the ownership of voting common stock. MFI conducts business only through its subsidiaries, which are the Adviser; Mutual Funds Service Co.; Adviser Dealer Services, Inc., a registered broker-dealerMeeder Advisory Services, Inc., a registered investment adviser; and OMCO, Inc., a registered commodity trading adviser and commodity pool operator.


     The Adviser's officers and directors are as set forth as follows: Robert S. Meeder, Sr., Chairman and Sole Director; Ronald C. Paul, Treasurer; Donald F. Meeder, Assistant Secretary; Robert S. Meeder, Jr., President; David M. Rose, Chief Operating Officer; Michael J. Sullivan, Vice President of Sales and Marketing, and Wesley F. Hoag, Vice President, Secretary and General Counsel. Mr. Robert S. Meeder, Sr. is President and a Trustee of the Portfolio. Mr. Robert S. Meeder, Jr. is a Trustee and officer of the Portfolio. Each of Messrs. Donald F. Meederand Wesley F. Hoag is an officer of the Portfolio.

     Robert M. Wagner is primarily responsible for the day-to-day management of the Portfolio. Robert M. Wagner is the assistant portfolio manager responsible for The Growth Portfolio's investments. Before joining Meeder Asset Management, Mr. Wagner received his MA in Economics from the University of Oklahoma in 1996. Mr. Wagner has been associated with Meeder Asset Management as a portfolio analyst and assistant portfolio manager since 1996 and began serving as the portfolio manager of the Portfolio in 2001.


     The Adviser earns an annual fee, payable in monthly installments, at the rate of 0.75% of the first $200 million and 0.60% in excess of $200 million of the Portfolio's average net assets.


     For the year ended December 31, 2001, total payments to Mutual Funds Service Co. amounted to $59,310 for the Portfolio.

                          TRANSFER AGENT AND CUSTODIAN

     The Portfolio has entered into Accounting Services, Administration, and Transfer Agent Agreements with Mutual Funds Service Co. pursuant to which Mutual Funds Service Co. acts as accountant, administrator, and transfer agent for the Portfolio, maintains an account for each investor in the Portfolio, performs other transfer agency functions, and acts as dividend disbursing agent for the Portfolio. Pursuant to a Custody Agreement, Firstar acts as the custodian of the Portfolio's assets. See Part B for more detailed information concerning custodial arrangements.

                                    EXPENSES

     The expenses of the Portfolio include the compensation of its Trustees who are not affiliated with the Adviser; governmental fees; interest charges; taxes; fees and expenses of independent auditors, of legal counsel and of any transfer agent, custodian, registrar or dividend disbursing agent of the Portfolio; insurance premiums; expenses of calculating the net asset value of, and the net income on, the Portfolio; all fees under its Administration and Accounting Services Agreements; the expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Portfolio's custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to governmental officers and commissions; expenses of meetings of investors and Trustees; and the advisory fees payable to the Adviser under the Investment Advisory Agreement.

ITEM 7.   SHAREHOLDER INFORMATION.
----------------------------------

                       CAPITAL STOCK AND OTHER SECURITIES

     The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

     The net income of the Portfolio is determined each day on which the New York Stock Exchange is open for trading (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act) ("Fund Business Day"). This determination is made once during each such day. All the net income of the Portfolio, as defined below, so determined is allocated pro rata among the investors in the Portfolio at the time of such determination.

     For this purpose the net income of the Portfolio (from the time of the immediately preceding determination thereof) shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio.

     Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have the right to communicate with other investors to the extent provided in Section 16(c) of the 1940 Act in connection with requesting a meeting of investors for the purpose of removing one or more Trustees, which removal requires a two-thirds vote of the Portfolio's beneficial interests. Investors also have under certain circumstances the right to remove one or more Trustees without a meeting. Upon liquidation or dissolution of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

     Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's taxable income, gain, loss, deductions and credits in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     The Portfolio's assets, income and distributions are managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its investable assets in the Portfolio.

     Investor inquiries may be directed to the Portfolio at 6000 Memorial Drive, Dublin, Ohio 43017.

                             PURCHASE OF SECURITIES

     An investment in the Portfolio may be made without a sales load at the net asset value next determined after an order is received in "good order" by the Portfolio. Securities owned by the Portfolio and listed or traded on any national securities exchange are valued at each closing of the New York Stock Exchange on the basis of the last sale on such exchange each day that the exchange is open for business. If there is no sale on that day, or if the security is not listed, it is valued at its last bid quotation on the exchange or, in the case of unlisted securities, as obtained from an established market maker. Futures contracts are valued on the basis of the cost of closing out the liability; i.e., at the settlement price of a closing contract or at the asked quotation for such a contract if there has been no sale. Money market instruments (certificates of deposit, commercial paper, etc.) having maturities of 60 days or less are valued at amortized cost if not materially different from market value. Portfolio securities for which market quotations are not readily available are to be valued by the Adviser in good faith at its own expense under the direction of the Trustees.

     There is no minimum initial or subsequent investment in the Portfolio. However, since the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

     The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Fund Business Day. As of 4:00 p.m., New York time, on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected as of 4:00 p.m., New York time, on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., New York time, on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of 4:00 p.m., New York time, on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m., New York time, on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., New York time, on the following Fund Business Day.

                            REDEMPTION OR REPURCHASE

     An investor in the Portfolio may reduce any portion or all of its investment at any time at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio. The proceeds of a reduction will be paid by the Portfolio in federal funds normally on the next business day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

     The Portfolio has reserved the right to pay redemption proceeds by a distribution in kind of portfolio securities (rather than cash) in the event of an emergency or when, in the opinion of the Portfolio or the Adviser, payment in cash would be harmful to existing investors. In these circumstances, the securities distributed would be valued at the price used to compute the Portfolio's net assets and the redeeming investor may incur brokerage and transaction charges in converting the securities to cash. The portfolio does not intend to redeem illiquid securities in kind. If this happens, however, the redeeming investor may not be able to recover its investment in a timely manner.

     The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 8.   DISTRIBUTION ARRANGEMENTS.
------------------------------------

     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are
"accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                                     PART B

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.
-------------------------------------------


         GROWTH PORFOLIO, FORMERLY KNOWN AS GROWTH MUTUAL FUND PORTFOLIO

                               6000 Memorial Drive
                               Dublin, Ohio 43017


            STATEMENT OF ADDITIONAL INFORMATION DATED APRIL 30, 2002
            --------------------------------------------------------

This Statement of Additional Information is not a prospectus. It should be read in conjunction with the Prospectus of the Growth Portfolio, formerly known as Growth Mutual Fund Portfolio dated April 30, 2002. A copy of the Prospectus may be obtained at the above address, or by calling: 1-800-325-FLEX, or (614) 760-2159. Capitalized terms used and not otherwise defined herein have the same meanings as defined in the Prospectus.


                                TABLE OF CONTENTS
                                                                 Page

Portfolio History . . . . . . . . . . . . . . . . . . . . . .    B-2

Description of the Portfolio and Its Investments and Risks  .    B-2

Management of the Portfolio . . . . . . . . . . . . . . . . .    B-18

Control Persons and Principal Holders of Securities . . . . .    B-23

Investment Advisory and Other Services  . . . . . . . . . . .    B-23

Brokerage Allocation and Other Practices  . . . . . . . . . .    B-24

Capital Stock and Other Securities  . . . . . . . . . . . . .    B-27

Purchase, Redemption and Pricing of Securities  . . . . . . .    B-28

Taxation of the Portfolio . . . . . . . . . . . . . . . . . .    B-29

Underwriters  . . . . . . . . . . . . . . . . . . . . . . . .    B-30

Calculation of Performance Data . . . . . . . . . . . . . . .    B-30

Financial Statements  . . . . . . . . . . . . . . . . . . . .    B-30

ITEM 11.  PORTFOLIO HISTORY.
----------------------------

     The Portfolio was organized as a trust under the laws of the State of New York on October 30, 1999.

ITEM 12.  DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS.
---------------------------------------------------------------------


     Part A contains additional information about the investment objective and policies of the Growth Portfolio (the "Portfolio"). This Part B should only be read in conjunction with Part A.


     The investment policies set forth below represent the Portfolio's policies as of the date of this Registration Statement. The investment policies are not fundamental and may be changed by the Trustees of the Portfolio without investor approval. No such change would be made, however, without 30 days' written notice to investors.


     The portfolio turnover rate for the Portfolio was 131% for the fiscal year ended December 31, 2001 (127% for the period beginning with the Portfolio's commencement of operations on February 29, 2000 and ending on December 31,
2000).


     Meeder Asset Management, Inc., investment adviser to the Portfolio (the "Adviser"), selects underlying funds in which to invest based, in part, on the industry classifications represented in their portfolios, their investment objectives and policies, their investment advisor and portfolio manager, and on analysis of their past performance (absolute, relative and risk-adjusted). The Adviser also considers other factors in the selection of underlying funds, including, but not limited to, fund size, liquidity, expense ratio, general composition of its investment portfolio, and current and expected portfolio holdings.

     The Adviser typically selects underlying funds that invest in small, medium, and large capitalization companies with strong growth potential across a wide range of sectors. Although the Portfolio may have exposure to a large number of sectors, the underlying funds in which it invests may include funds which concentrate investments in a particular industry sector, or which leverage their investments.

     The Portfolio will not invest in other funds of the Meeder Advisor Funds family of funds or The Flex-funds family of funds, the corresponding portfolios of which are also managed by the Adviser.

     Under normal circumstances, at least 65% of the value of the Portfolio's total assets will be invested in mutual funds. The Portfolio may at times desire to gain exposure to the stock market through the purchase of "Index" funds (funds which purchase stocks represented in popular stock market averages) with a portion of its assets. "Index" funds may be purchased with a portion of the Portfolio's assets at times when the Adviser's selection process identifies the characteristics of a particular index to be more favorable than those of other mutual funds available for purchase. If, in the Adviser's opinion, the Portfolio should have exposure to certain stock indices and the Portfolio can efficiently and effectively implement such a strategy by directly purchasing the common stocks of a desired index for the Portfolio itself, it may invest up to 100% of its assets to do so.

     In purchasing shares of other mutual funds the Portfolio will agree to vote the shares in the same proportion as the vote of all other holders of such shares.

     OPEN-END INVESTMENT COMPANIES. The Portfolio and its underlying funds may invest their assets in open-end investment companies. The Portfolio will generally purchase "no-load" mutual funds, which are sold and purchased without a sales charge. However, the Portfolio may purchase "load" mutual funds only if the load, or sales commission, is by previous agreement waived for purchases or sales made by the Portfolio.

     Absent an exemptive order, the Portfolio may only purchase up to 3% of the total outstanding securities of any underlying mutual fund. The holdings of any "affiliated persons" of the Portfolio, as defined in the Investment Company Act, must be included in the computation of the 3% limitation. Accordingly, when "affiliated persons" hold shares of an underlying mutual fund, the Portfolio will be limited in its ability to fully invest in that mutual fund. The Adviser may then, in some instances, select alternative investments.

     The Investment Company Act also provides that an underlying mutual fund whose shares are purchased by the Portfolio may be allowed to delay redemption of its shares in an amount which exceeds 1% of its total outstanding securities during any period of less than 30 days. Shares held by the Portfolio in excess of 1% of a mutual fund's outstanding securities therefore may not be considered readily disposable securities.

     Under certain circumstances, an underlying mutual fund may determine to make payment of a redemption by the Portfolio wholly or partly by a distribution in kind of securities from its portfolio, in lieu of cash, in conformity with rules of the Securities and Exchange Commission. In such cases the Portfolio may hold securities distributed by an underlying mutual fund until the Adviser determines that it is appropriate to dispose of such securities.

     CLOSED-END INVESTMENT COMPANIES. The Portfolio or its underlying funds may invest their assets in "closed-end" investment companies (or "closed-end funds"), subject to the investment restrictions set forth below. The Portfolio, together with any company or companies controlled by the Portfolio, and any other investment companies having the Adviser as an investment adviser, may purchase in the aggregate only up to 3% of the total outstanding voting stock of any closed-end fund. Shares of closed-end funds are typically offered to the public in a one-time initial public offering by a group of underwriters who retain a spread or underwriting commission of between 4% or 6% of the initial public offering price. Such securities are then listed for trading on the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers Automated Quotation System (commonly known as "NASDAQ") and, in some cases, may be traded in other over-the-counter markets. Because the shares of closed-end funds cannot be redeemed upon demand to the issuer like the shares of an open-end investment company (such as the Portfolio), investors seek to buy and sell shares of closed-end funds in the secondary market.

     The Portfolio generally will purchase shares of closed-end funds only in the secondary market. The Portfolio will incur normal brokerage costs on such purchases similar to the expenses the Portfolio would incur for the purchase of securities of any other type of issuer in the secondary market. The Portfolio may, however, also purchase securities of a closed-end fund in an initial public offering when, in the opinion of the Adviser, based on a consideration of the nature of the closed-end fund's proposed investments, the prevailing market conditions and the level of demand for such securities, they represent an attractive opportunity for growth of capital. The initial offering price typically will include a dealer spread, which may be higher than the applicable brokerage cost if the Portfolio purchased such securities in the secondary market.

     The shares of many closed-end funds, after their initial public offering, frequently trade at a price per share which is less than the net asset value per share, the difference representing the "market discount" of such shares. This market discount may be due in part to the investment objective of long-term appreciation, which is sought by many closed-end funds, as well as to the fact that the shares of closed-end funds are not redeemable by the holder upon demand to the issuer at the next determined net asset value but rather are subject to the principles of supply and demand in the secondary market. A relative lack of secondary market purchasers of closed-end fund shares also may contribute to such shares trading at a discount to their net asset value.

     The Portfolio may invest in shares of closed-end funds that are trading at a discount to net asset value or at a premium to net asset value. There can be no assurance that the market discount on shares of any closed-end fund purchased by the Portfolio will ever decrease. In fact, it is possible that this market discount may increase and the Portfolio may suffer realized or unrealized capital losses due to further decline in the market price of the securities of such closed-end funds, thereby adversely affecting the net asset value of the Portfolio's shares. Similarly, there can be no assurance that any shares of a closed-end fund purchased by the Portfolio at a premium will continue to trade at a premium or that the premium will not decrease subsequent to a purchase of such shares by the Portfolio.

     Closed-end funds may issue senior securities (including preferred stock and debt obligations) for the purpose of leveraging the closed-end fund's common shares in an attempt to enhance the current return to such closed-end fund's common shareholders. The Portfolio's investment in the common shares of closed-end funds that are financially leveraged may create an opportunity for greater total return on its investment, but at the same time may be expected to exhibit more volatility in market price and net asset value than an investment in shares of investment companies without a leveraged capital structure.

     COMMON STOCKS. The Portfolio may invest in common stocks based upon the criteria described in its investment objectives. Under normal circumstances, investments in common stocks will not exceed 25% of the Portfolio's net assets.

     INDEX-BASED INVESTMENTS. The Portfolio and its underlying funds may invest their assets in index-based investments (IBIs), including, among others, Standard & Poor's Depositary Receipts (SPDRs) and DIAMONDS. IBIs are shares of publicly traded Unit Investment Trusts - investment vehicles registered with the Securities and Exchange Commission under the Investment Company Act of 1940 - which own the stocks in the relevant index.

     SPDRs are units of beneficial interest in an investment trust sponsored by a wholly-owned subsidiary of the American Stock Exchange, Inc. (the "Exchange") that represent proportionate undivided interests in a portfolio of securities consisting of substantially all of the common stocks of the S&P 500 Index. SPDRs are listed on the Exchange and may be traded in the secondary market on a per-SPDR basis. SPDRs are designed to provide investment results that generally correspond to the price and yield performance of the component of common stocks of the S&P 500 Index.

     DIAMONDS are units of beneficial interest in an investment trust representing proportionate undivided interests in a portfolio of securities consisting of all the component common stocks of the Dow Jones Industrial Average. DIAMONDS are listed on the Exchange and may be traded in the secondary market on a per-DIAMOND basis. DIAMONDS are designed to provide investment results that generally correspond to the price and yield performance of the component common stocks of the Dow Jones Industrial Average.

     IBIs are subject to the risk of an investment in a broadly based portfolio of common stocks, including the risk of declines in the general level of stock prices. The Portfolio's investment in an IBI may not exactly match the performance of a direct investment in the respective index to which it is intended to correspond. Additionally, an IBI may not fully replicate the performance of its benchmark index due to the temporary unavailability of certain index securities in the secondary market or due to other extraordinary circumstances, such as discrepancies between the IBI and the index with respect to the weighting of securities. IBIs are also subject to trading halts due to market conditions or other reasons that, in the view of the American Stock Exchange, make trading IBIs inadvisable.

     MONEY MARKET INSTRUMENTS. The Portfolio or an underlying fund may invest in money market instruments. When investing in money market instruments, the Portfolio will limit its purchases, denominated in U.S. dollars, to the following securities.

     U.S. Government Securities and Securities of its Agencies and Instrumentalities - obligations issued or guaranteed as to principal or interest by the United States or its agencies (such as the Export Import Bank of the United States, Federal Housing Administration, and Government National Mortgage Association) or its instrumentalities (such as the Federal Home Loan Bank, Federal Intermediate Credit Banks and Federal Land Bank), including Treasury bills, notes and bonds.

     Bank Obligations and Instruments Secured Thereby - obligations (including certificates of deposit, time deposits and bankers' acceptances) of domestic banks having total assets of $1,000,000,000 or more, instruments secured by such obligations and obligations of foreign branches of such banks, if the domestic parent bank is unconditionally liable to make payment on the instrument if the foreign branch fails to make payment for any reason. The Portfolio may also invest in obligations (including certificates of deposit and bankers' acceptances) of domestic branches of foreign banks having assets of $1,000,000,000 or more, if the domestic branch is subject to the same regulation as United States banks. The Portfolio will not invest at time of purchase more than 25% of its assets in obligations of banks, nor will the Portfolio invest more than 10% of its assets in time deposits.

     High Quality Commercial Paper - The Portfolio may invest in commercial paper rated no lower than "A-2" by Standard & Poor's Corporation or "Prime-2" by Moody's Investors Services, Inc., or, if not rated, issued by a company having an outstanding debt issue rated at least A by Standard & Poor's or Moody's.

     Private Placement Commercial Paper - Private placement commercial paper consists of unregistered securities which are traded in public markets to qualified institutional investors, such as the Portfolio. The Portfolio's risk is that the universe of potential buyers for the securities, should the Portfolio desire to liquidate a position, is limited to qualified dealers and institutions, and therefore such securities could have the effect of being illiquid.

     High Grade Corporate Obligations - obligations rated at least A by Standard & Poor's or Moody's. See rating information below.

     Repurchase Agreements - See "Repurchase Agreements" below.

     The Adviser exercises due care in the selection of money market instruments. However, there is a risk that the issuers of the securities may not be able to meet their obligations to pay interest or principal when due. There is also a risk that some of the Portfolio's securities might have to be liquidated prior to maturity at a price less than original amortized cost or value, face amount or maturity value to meet larger than expected redemptions. Any of these risks, if encountered, could cause a reduction in net income or in the net asset value of the Portfolio.

RATINGS
-------

1.   Moody's Investors Services, Inc.'s Corporate Bond Rating:

     Aaa - Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

     Aa - Bonds which are rated Aa are judged to be high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins or protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

     A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

     Baa - Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length or time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

2.   Standard and Poor's Corporation's Corporate Bond Rating:

     AAA - Bonds rated AAA are highest grade obligations. They possess the ultimate degree of protection as to principal and interest. Marketwise they move with interest rates, and hence provide the maximum safety on all counts.

     AA - Bonds rated AA also qualify as high grade obligations, and in the majority of instances differ from AAA issues only in small degree. Here, too, prices move with the long-term money market.

     A - Bonds rated A are regarded as upper medium grade. They have considerable investment strength but are not entirely free from the adverse effect of changes in economic and trade conditions. Interest and principal are regarded as safe. They predominantly reflect money rates in their market behavior but, to some extent, also economic conditions.

     BBB - Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest. Whereas they normally exhibit protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in the A category.

3.   Commercial Paper Ratings:

     Commercial paper rated A-1 by Standard & Poor's Corporation ("S&P") has the following characteristics: Liquidity ratios are adequate to meet cash requirements. Long term senior debt is rated "A" or better. The issuer has access to at least two additional channels of borrowing. Basic earnings and cash flow have an upward trend. Typically, the issuer's industry is well established and the issuer has a strong position within the industry. The reliability and quality of management are unquestioned. Relative strength or weakness of the above factors determines whether the issuer's commercial paper is A-1, A-2, or A-3.

     The rating P-1 is the highest commercial paper rating assigned by Moody's Investors Service, Inc. ("Moody's"). Among the factors considered by Moody's in assigning ratings are the following: (1) evaluation of the management of the issuer; (2) economic evaluation of the issuer's industry or industries and an appraisal of speculative-type risks which may be inherent in certain areas; (3) evaluation of the issuer's products in relation to competition and customer acceptance; (4) liquidity; (5) amount and quality of long-term debt; (6) trend of earnings over a period of ten years; (7) financial strength of a parent company and the relationships which exist with the issuer; and (8) recognition by the management of obligations which may be present or may arise as a result of public interest questions and preparations to meet such obligations.

4.   Description of Permitted Money Market Investments:

     Commercial Paper - refers to promissory notes issued by corporations in order to finance their short term credit needs.

     U.S. Government Obligations - are bills, certificates of indebtedness notes and bonds issued by the U.S. Treasury and agencies, authorities and instrumentalities of the U.S. Government established under the authority of an act of Congress. Some obligations of U.S. Government agencies, authorities and instrumentalities are supported by the full faith and credit of the U.S. Treasury, as for example, the Government National Mortgage Association; others by the right of the issuer to borrow from the Treasury, as in the case of Federal Farm Credit Banks and Federal National Mortgage Association; and others only by the credit of the agency, authority or instrumentality; as for example, Federal Home Loan Mortgage and Federal Home Loan Bank.

     Repurchase Agreements - See "Repurchase Agreements" below.

     Certificates of Deposit - are certificates issued against funds deposited in a bank, are for a definite period of time, earn a specified or variable rate of return and are normally negotiable.

     Banker's Acceptances - are short-term credit instruments used to finance the import, export, transfer or storage of goods. They are termed "accepted" when a bank guarantees their payment at maturity.

     Corporate Obligations - include bonds and notes issued by corporations in order to finance longer term credit needs.

     FOREIGN INVESTMENTS. The Portfolio may invest its assets in underlying funds that hold foreign securities. Foreign investments can involve significant risks in addition to the risks inherent in U.S. investments. The value of securities denominated in or indexed to foreign currencies, and of dividends and interest from such securities, can change significantly when foreign currencies strengthen or weaken relative to the U.S. dollar. Foreign securities markets generally have less trading volume and less liquidity than U.S. markets, and prices on some foreign markets can be highly volatile.

     Many foreign countries lack uniform accounting and disclosure standards comparable to those applicable to U.S. companies, and it may be more difficult to obtain reliable information regarding an issuer's financial condition and operations.

     In addition, the costs of foreign investing, including withholding taxes, brokerage commissions, and custodial costs, are generally higher than for U.S. investments.

     Foreign markets may offer less protection to investors than U.S. markets. Foreign issuers, brokers, and securities markets may be subject to less government supervision. Foreign security trading practices, including those involving the release of assets in advance of payment, may involve increased risks in the event of a failed trade or the insolvency of a broker-dealer, and may involve substantial delays. It may also be difficult to enforce legal rights in foreign countries.

     Investing abroad also involves different political and economic risks. Foreign investments may be affected by actions of foreign governments adverse to the interests of U.S. investors, including the possibility of expropriation or nationalization of assets, confiscatory taxation, restrictions on U.S. investment or on the ability to repatriate assets or convert currency into U.S. dollars, or other government intervention. There may be a greater possibility of default by foreign governments or foreign government-sponsored enterprises. Investments in foreign countries also involve a risk of local political, economic, or social instability, military action or unrest, or adverse diplomatic developments. There is no assurance that the Adviser will be able to anticipate or counter these potential events.

     The considerations noted above generally are intensified for investments in developing countries. Developing countries may have relatively unstable governments, economies based on only a few industries, and securities markets that trade a small number of securities.

     The Portfolio may invest in foreign securities that impose restrictions on transfer within the U.S. or to U.S. persons. Although securities subject to transfer restrictions may be marketable abroad, they may be less liquid than foreign securities of the same class that are not subject to such restrictions.

     American  Depositary  Receipts and European  Depositary  Receipts (ADRs and
EDRs) are certificates evidencing ownership of shares of a foreign-based corporation held in trust by a bank or similar financial institution. Designed for use in U.S. and European securities markets, respectively, ADRs and EDRs are alternatives to the purchase of the underlying securities in their national markets and currencies.

     ILLIQUID INVESTMENTS. The Portfolio and its underlying funds may invest their assets in illiquid securities. Illiquid securities are investments that cannot be sold or disposed of in the ordinary course of business at approximately the prices at which they are valued. Under the supervision of the Board of Trustees, the Adviser determines the liquidity of the Portfolio's investments and, through reports from the Adviser, the Board monitors investments in illiquid instruments. In determining the liquidity of the Portfolio's investments, the Adviser may consider various factors, including (1) the frequency of trades and quotations, (2) the number of dealers and prospective purchasers in the marketplace, (3) dealer undertakings to make a market, (4) the nature of the security (including any demand or tender features), and (5) the nature of the marketplace for trades (including the ability to assign or offset the
Portfolio's rights and obligations relating to the investment). Investments currently considered by the Portfolio to be illiquid include shares in excess of 1% of a mutual fund's outstanding securities, repurchase agreements not entitling the holder to payment of principal and interest within seven days, over-the-counter options, and non-government stripped fixed-rate mortgage-backed securities. Also, the Adviser may determine some restricted securities to be illiquid. However, with respect to over-the-counter options the Portfolio writes, all or a portion of the value of the underlying instrument may be illiquid depending on the assets held to cover the option and the nature and terms of any agreement the Portfolio may have to close out the option before expiration. In the absence of market quotations, illiquid investments are priced at fair value as determined in good faith by the Board of Trustees. If through a change in values, net assets, or other circumstances, the Portfolio were in a position where more than 15% of its net assets were invested in illiquid securities, it would seek to take appropriate steps to protect liquidity.

     RESTRICTED SECURITIES. The Portfolio and its underlying funds may invest their assets in restricted securities. Restricted securities generally can be sold in privately negotiated transactions, pursuant to an exemption from registration under the Securities Act of 1933, or in a registered public offering. Where registration is required, the Portfolio may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time it decides to seek registration and the time the Portfolio may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Portfolio might obtain a less favorable price than prevailed when it decided to seek registration of the security.

     REPURCHASE AGREEMENTS. The Portfolio and its underlying funds may invest their assets in repurchase agreements. In a repurchase agreement, the Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date within a number of days from the date of purchase. The resale price reflects the purchase price plus an agreed upon incremental amount which is unrelated to the coupon rate or maturity of the purchased security. A repurchase agreement involves the obligation of the seller to pay the agreed upon price, which obligation is in effect secured by the value (at least equal to the amount of the agreed upon resale price and marked to market daily) of the underlying security. The Portfolio may engage in repurchase agreements with respect to any security in which it is authorized to invest.

     While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delays and costs to the Portfolio in connection with bankruptcy proceedings), it is the Portfolio's current policy to limit repurchase agreement transactions to parties whose creditworthiness has been reviewed and found satisfactory by the Adviser.

     HEDGING STRATEGIES. The Portfolio may engage in hedging transactions in carrying out its investment policies. The Adviser may conduct a hedging program on behalf of the Portfolio for the following reasons: (1) to keep cash on hand to meet shareholder redemptions or other needs while simulating full investment in stocks; (2) to reduce the Portfolio's transaction costs or add value when these instruments are favorably priced; (3) to forego taxes that would otherwise have to be paid on gains from the sale of the Portfolio's securities; and (4) to attempt to protect the value of certain securities owned or intended to be purchased by the Portfolio while the Adviser is making a change in the Portfolio's investment position.

     A hedging program involves entering into an "option" or "futures" transaction in lieu of the actual purchase or sale of securities. At present, many groups of common stocks (stock market indices) may be made the subject of futures contracts, while government securities such as Treasury Bonds and Notes are among debt securities currently covered by futures contracts.

     LIMITATIONS ON FUTURES AND OPTIONS TRANSACTIONS. For certain regulatory purposes, the Commodity Futures Trading Commission ("CFTC") limits the types of futures positions that can be taken in conjunction with the management of a securities portfolio for mutual funds, such as the Funds. All futures transactions for the Portfolio will consequently be subject to the restrictions on the use of futures contracts established in CFTC rules, such as observation of the CFTC's definition of "hedging." In addition, whenever the Portfolio establishes a long futures position, it will set aside cash or cash equivalents equal to the underlying commodity value of the long futures contracts held by the Portfolio. Although all futures contracts involve leverage by virtue of the margin system applicable to trading on futures exchanges, the Portfolio will not, on a net basis, have leverage exposure on any long futures contracts that it establishes because of the cash set aside requirement. All futures transactions can produce a gain or a loss when they are closed, regardless of the purpose for which they have been established. Unlike short futures contracts positions established to protect against the risk of a decline in value of existing securities holdings, the long futures positions established by the Portfolio to protect against reinvestment risk are intended to protect the Portfolio against the risks of reinvesting portfolio assets that arise during periods when the assets are not fully invested in securities.

     The Portfolio may not purchase or sell financial futures or purchase related options if immediately thereafter the sum of the amount of margin deposits on the Portfolio's existing futures positions and premiums paid for related options would exceed 5% of the market value of the Portfolio's total assets.

     The above limitations on the Portfolio's investments in futures contracts and options, and the Portfolio's policies regarding futures contracts and options discussed elsewhere in this Statement of Additional Information, may be changed as regulatory agencies permit.

     FUTURES CONTRACTS. When the Portfolio purchases a futures contract, it agrees to purchase a specified underlying instrument at a specified future date. When the Portfolio sells a futures contract, it agrees to sell the underlying instrument at a specified future date. The price at which the purchase and sale will take place is fixed when the Portfolio enters into the contract.

     Some currently available futures contracts are based on indices of securities-prices, such as the Standard & Poor's 500 Composite Stock Price Index (S&P 500). Futures can be held until their delivery dates, or can be closed out before then if a liquid secondary market is available.

     The value of a futures contract tends to increase and decrease in tandem with the value of its underlying instrument. Therefore, purchasing futures contracts will tend to increase the Portfolio's exposure to positive and negative price fluctuations in the underlying instrument, much as if it had purchased the underlying instrument directly. When the Portfolio sells a futures contract, by contrast, the value of its futures position will tend to move in a direction contrary to the market. Selling futures contracts, therefore, will tend to offset both positive and negative market price changes, much as if the underlying instrument had been sold.

     FUTURES MARGIN PAYMENTS. The purchaser or seller of a futures contract is not required to deliver or pay for the underlying instrument unless the contract is held until the delivery date. However, both the purchaser and seller are required to deposit "initial margin" with a futures broker, known as a futures commission merchant (FCM), when the contract is entered into. Initial margin deposits are typically equal to a percentage of the contract's value.

     If the value of either party's position declines, that party will be required to make additional "variation margin" payments to settle the change in value on a daily basis. The party that has a gain may be entitled to receive all or a portion of this amount. Initial and variation margin payments do not constitute purchasing securities on margin for purposes of the Portfolio's investment limitations. In the event of the bankruptcy of an FCM that holds margin on behalf of the Portfolio, the Portfolio may be entitled to return of margin owed to it only in proportion to the amount received by the FCM's other customers, potentially resulting in losses to the Portfolio.

     PURCHASING PUT AND CALL OPTIONS. By purchasing a put option, the Portfolio obtains the right (but not the obligation) to sell the option's underlying instrument at a fixed strike price. In return for this right, the Portfolio pays the current market price for the option (known as the option premium). Options have various types of underlying instruments, including specific securities, indices of securities prices and futures contracts. The Portfolio may terminate its position in a put option it has purchased by allowing it to expire or by exercising the option. If the option is allowed to expire, the Portfolio will lose the entire premium it paid. If the

Portfolio exercises the option, it completes the sale of the underlying instrument at the strike price. The Portfolio may also terminate a put option position by closing it out in the secondary market at its current price, if a liquid secondary market exists.

     The buyer of a typical put option can expect to realize a gain if security prices fall substantially. However, if the underlying instrument's price does not fall enough to offset the cost of purchasing the option, a put buyer can expect to suffer a loss (limited to the amount of the premium paid, plus related transaction costs).

     The features of call options are essentially the same as those of put options, except that the purchaser of a call option obtains the right to purchase, rather than sell, the underlying instrument at the option's strike price.

     A call buyer typically attempts to participate in potential price increases of the underlying instrument with risk limited to the cost of the option if security prices fall. At the same time, the buyer can expect to suffer a loss if security prices do not rise sufficiently to offset the cost of the option.

     WRITING PUT AND CALL OPTIONS. When the Portfolio writes a put option, it takes the opposite side of the transaction from the option's purchaser. In return for receipt of the premium the Portfolio assumes the obligation to pay the strike price for the option's underlying instrument if the other party to the option chooses to exercise it. When writing an option on a futures contract the Portfolio will be required to make margin payments to an FCM as described above for futures contracts. The Portfolio may seek to terminate its position in a put option it writes before exercise by closing out the option in the secondary market at its current price. If the secondary market is not liquid for a put option the Portfolio has written, however, the Portfolio must continue to be prepared to pay the strike price while the option is outstanding, regardless of price changes and must continue to set aside assets to cover its position.

     When the Portfolio writes a put option, it takes the opposite side of the transaction from the option's purchaser. In return for receipt of the premium, the Portfolio assumes the obligation to pay the strike price for the option's underlying instrument if the other party to the option chooses to exercise it. When writing an option on a futures contract the Portfolio will be required to make margin payments to an FCM as described above for futures contracts. The Portfolio may seek to terminate its position in a put option it writes before exercise by closing out the option in the secondary market at its current price. If the secondary market is not liquid for a put option the Portfolio has written, however, the Portfolio must continue to be prepared to pay the strike price while the option is outstanding, regardless of price changes, and must continue to set aside assets to cover its position.

     If security prices rise, a put writer would generally expect to profit, although its gain would be limited to the amount of the premium it received. If security prices remain the same over time, it is likely that the writer will also profit because it should be able to close out the option at a lower price. If security prices fall, the put writer would expect to suffer a loss. This loss should be less than the loss from purchasing the underlying instrument directly, however, because the premium received for writing the option should mitigate the effects of the decline.

     Writing a call option obligates the Portfolio to sell or deliver the option's underlying instrument in return for the strike price, upon exercise of the option. The characteristics of writing call options are similar to those of writing put options, except that writing calls generally is a profitable strategy if prices remain the same or fall. Through receipt of the option premium, a call writer mitigates the effects of a price decline. At the same time, because a call writer must be prepared to deliver the underlying instrument in return for the strike price, even if its current value is greater, a call writer gives up some ability to participate in security price increases.

     The Portfolio may write only "covered" call options. An option written on a security or currency is "covered" when, so long as the Portfolio is obligated under the option, it owns the underlying security or currency. The Portfolio will "cover" stock index options and options on futures contracts it writes by maintaining in a segregated account either marketable securities, which in the Adviser's judgment correlate to the underlying index or futures contract or an amount of cash, U.S. government securities or other liquid, high grade debt securities equal in value to the amount the Portfolio would be required to pay were the option exercised.

     COMBINED POSITIONS. The Portfolio may purchase and write options in combination with each other or in combination with futures or forward contracts, to adjust the risk and return characteristics of the overall position. For example, the Portfolio may purchase a put option and write a call option on the same underlying instrument, in order to construct a combined position whose risk and return characteristics are similar to selling a futures contract. Another possible combined position would involve writing a call option at one strike price and buying a call option at a lower price, in order to reduce the risk of the written call option in the event of a substantial price increase. Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

     CORRELATION OF PRICE CHANGES. Because there are a limited number of types of exchange traded options and futures contracts, it is likely that the standardized contracts available will not match the Portfolio's current or anticipated investments exactly. The Portfolio may invest in options and futures contracts based on securities with different issuers, maturities, or other characteristics from the securities in which it typically invests, which involves a risk that the options or futures position will not track the performance of the Portfolio's other investments.

     Options and futures prices can also diverge from the prices of their underlying instruments, even if the underlying instruments match the Portfolio's investments well. Options and futures prices are affected by such factors as current and anticipated short-term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect security prices the same way. Imperfect correlation may also result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options and futures and securities are traded, or from imposition of daily price fluctuation limits or trading halts.

     The Portfolio may purchase or sell options and futures contracts with a greater or lesser value than the securities it wishes to hedge or intends to purchase in order to attempt to compensate for differences in volatility between the contract and the securities, although this may not be successful in all cases. If price changes in the Portfolio's options or futures positions are poorly correlated with its other investments, the positions may fail to produce anticipated gains or result in losses that are not offset by gains in other investments.

     LIQUIDITY OF OPTIONS AND FUTURES CONTRACTS. There is no assurance a liquid secondary market will exist for any particular options or futures contract at any particular time. Options may have relatively low trading volume and liquidity if their strike prices are not close to the underlying instrument's current price. In addition, exchanges may establish daily price fluctuation limits for options and futures contracts, and may halt trading if a contract's price moves upward or downward more than the limit in a given day. On volatile trading days when the price fluctuation limit is reached or a trading halt is imposed, it may be impossible for the Portfolio to enter into new positions or close out existing positions. If the secondary market for a contract is not liquid because of price fluctuation limits or otherwise, it could prevent prompt liquidation of unfavorable positions, and potentially could require the Portfolio to continue to hold a position until delivery or expiration regardless of changes in its value. As a result, the Portfolio's access to other assets held to cover its options or futures positions could also be impaired.

     ASSET COVERAGE FOR FUTURES AND OPTIONS POSITIONS. The Portfolio will comply with guidelines established by the SEC with respect to coverage of options and futures strategies by mutual funds, and if the guidelines so require, will set aside appropriate liquid assets in a segregated custodial account in the amount prescribed. Securities held in a segregated account cannot be sold while the futures or option strategy is outstanding, unless they are replaced with other suitable assets. As a result, there is a possibility that segregation of a large percentage of the Portfolio's assets could impede portfolio management.

     SHORT SALES. The Portfolio may enter into short sales "against the box" with respect to equity securities it holds. For example, if the Adviser anticipates a decline in the price of a stock the Portfolio holds, it may sell the stock short "against the box." If the stock price subsequently declines, the proceeds of the short sale could be expected to offset all or a portion of the stock's decline. Each Portfolio currently intends to hedge no more than 25% of its total assets with short sales "against the box" on equity securities under normal circumstances.

     When the Portfolio enters into a short sale "against the box", it will be required to own, or have the right to obtain at no added cost, securities identical to those sold short "against the box" and will be required to continue to hold them while the short sale "against the box" is outstanding. The Portfolio will incur transaction costs, including interest expense, in connection with opening, maintaining, and closing short sales.

                             INVESTMENT RESTRICTIONS

     The investment restrictions below have been adopted by the Portfolio as fundamental policies. Under the Investment Company Act of 1940 (the "Act"), a "fundamental" policy may not be changed without the vote of a majority of the outstanding voting securities of the Portfolio, which is defined in the Act as the lesser of (a) 67 percent or more of the shares present at a shareholder meeting if the holders of more than 50 percent of the outstanding shares are present or represented by proxy, or (b) more than 50 percent of the outstanding shares ("Majority Voters). The percentage limitations contained in the restrictions listed below apply at the time of the purchase of the securities.

     The Portfolio may not:

     (a)  Issue senior securities;

     (b)  Act as underwriter of securities of other issuers;

     (c)  Invest in real estate except for office purposes;

     (d) Purchase or sell commodities or commodity contracts, except that it may purchase or sell financial futures contracts involving U.S. Treasury Securities, corporate securities, or financial indexes;

     (e) Lend any security or make any other loan if, as a result, more than 33 1/3% of its total assets would be lent to other parties; but this limitation does not apply to purchases of debt securities or repurchase agreements;

     (f) Purchase more than 10% of any class of securities, including voting securities of any issuer, except that the purchase of U.S. Treasury debt instruments shall not be subject to this limitation and the securities of investment companies shall not be subject to this limitation if an exemptive order is obtained permitting the Portfolio to exceed this limitation;

     (g) Purchase any securities on margin, or participate in any joint or joint and several trading account, provided, however, that it may open a margin account to the extent necessary to engage in hedging transactions which are not precluded by other particular restrictions;

     (h) Make any so-called "short" sales of securities, except against an identical portfolio position (i.e., a "short sale against the box"), but this restriction shall not preclude a futures contract which sells short an index or group of securities;

     (i) Purchase or retain any securities of an issuer, any of whose officers directors or security holders is an officer or director of the Trust or a Portfolio, if such officer or director owns beneficially more than 1/2 of 1% of the issuer's securities or together they own beneficially more than 5% of such securities;

     (j) Invest in securities of companies that have a record of less than three years' continuous operation if, at the time of such purchase, more than 5% of its assets (taken at value) would be so invested;

     (k) Purchase participations or other direct interests in oil, gas or other mineral exploration or development programs;

     (l) Invest directly in warrants; provided, however, the purchase of the shares of other investment companies that hold warrants is permitted; and

     (m) Invest more than 15% of its net assets in restricted securities and securities for which market quotations are not readily available and repurchase agreements that mature in excess of seven days.

     The Portfolio's operating policy is not to: (a) Notwithstanding (b) above, pledge assets having a value in excess of 10% of its gross assets; (b) Invest in oil, gas or mineral leases or programs; and (c) Purchase real estate limited partnerships.

ITEM 13.  MANAGEMENT OF THE PORTFOLIO.
--------------------------------------

     The Trustees and officers of the Portfolio and their principal occupations during the past five years are set forth below. Their titles may have varied during that period. Asterisks indicate those Trustees who are "interested persons" (as defined in the 1940 Act) of the Portfolio. Unless otherwise indicated, the address of each Trustee and officer is P.O. Box 7177, 6000 Memorial Drive, Dublin, Ohio 43017.

"Non-Interested" Trustees
------------------------------------------------------------------------------------------------------------------------
                                             Year                                        Number of
                                             First                                       Portfolios
                                             Elected A     Principal                     in Fund           Other
                                             Director      Occupation(s)                 Complex           Directorships
Name, Address                 Position       of Fund       During Past Five              Overseen          Held by
and Age                       Held           Complex 1     Years                         by Trustee        Trustee 2
------------------------------------------------------------------------------------------------------------------------
MILTON S. BARTHOLOMEW, 73     Trustee        1982          Retired; formerly a           22                None
1424 Clubview                                              practicing attorney in
Boulevard, S.                                              Columbus, Ohio; member of
Worthington, OH  43235                                     each Fund's Audit
                                                           Committee.
------------------------------------------------------------------------------------------------------------------------
ROGER D. BLACKWELL, 61        Trustee        1994          Professor of Marketing        22                Airnet
Blackwell Associates,                                      and Consumer Behavior,                          Systems,
Inc.                                                       The Ohio State                                  Anthony &
3380 Tremont Road                                          University; President of                        Sylvan,
Columbus, OH  43221                                        Blackwell Associates,                           Applied
                                                           Inc., a strategic                               Industrial
                                                           consulting firm.                                Technologies,
                                                                                                           Diamond Hill,
                                                                                                           Intimate
                                                                                                           Brands, Max &
                                                                                                           Erma's
------------------------------------------------------------------------------------------------------------------------
WALTER L. OGLE, 64            Trustee        1984          Retired; formerly             22                Southtrust
500 Ocean Drive                                            Executive Vice President                        Bank, N.A.
Juno Beach, FL  33408                                      of Aon Consulting, an                           Florida
                                                           employee benefits
                                                           consulting group.
------------------------------------------------------------------------------------------------------------------------
CHARLES A. DONABEDIAN, 59     Trustee        1997          President, Winston            22                None
Winston Financial, Inc.                                    Financial, Inc., which
200 TechneCenter                                           provides a variety of
Drive, Suite 200                                           marketing and consulting
Milford, OH  45150                                         services to investment
                                                           management companies;
                                                           CEO, Winston Advisors,
                                                           Inc., an investment
                                                           adviser.
------------------------------------------------------------------------------------------------------------------------
JAMES W. DIDION, 71           Trustee        1982, 1998    Retired; formerly             22                None
8781 Dunsinane Drive                                       Executive Vice President
Dublin, OH  43017                                          of Core Source, Inc., an
                                                           employee benefit and
                                                           Workers' Compensation
                                                           administration and
                                                           consulting firm
                                                           (1991-1997).
------------------------------------------------------------------------------------------------------------------------
JACK W. NICKLAUS II, 40       Trustee        1998          Designer, Nicklaus            22                None
11780 U.S. Highway #1                                      Design, a golf course
North Palm Beach, FL                                       design firm and division
33408                                                      of The Nicklaus Companies.
------------------------------------------------------------------------------------------------------------------------

"Interested" Trustees3,4
------------------------------------------------------------------------------------------------------------------------
                                             Year First                                  Number of
                                             Elected a                                   Portfolios
                                             Director and/ Principal                     in Fund           Other
                                             or Officer    Occupation(s)                 Complex           Directorships
Name, Address                 Position       of Fund       During Past Five              Overseen          Held by
and Age                       Held           Complex 1     Years                         by Trustee        Trustee 2
------------------------------------------------------------------------------------------------------------------------
ROBERT S. MEEDER, SR.*+, 73   Trustee/       1982          Chairman of Meeder Asset      22                Uniglobe
                              President                    Management, Inc., an                            Travel
                                                           investment adviser;                             (U.S.A.),
                                                           Chairman and Director of                        L.L.C.
                                                           Mutual Funds Service Co.,
                                                           the Fund's transfer
                                                           agent; Director of
                                                           Adviser Dealer Services,
                                                           Inc., the Fund's
                                                           Distributor.
------------------------------------------------------------------------------------------------------------------------
ROBERT S. MEEDER, JR.*, 40    Trustee and    1992          President of Meeder Asset     22                None
                              Vice President               Management, Inc.
------------------------------------------------------------------------------------------------------------------------

Other Officers4
-------------------------------------------------------------------------------------
                                             Year
                                             First
                                             Elected an    Principal
                                             Officer       Occupation(s)
Name, Address                 Position       of Fund       During Past Five
and Age                       Held           Complex 1     Years
-------------------------------------------------------------------------------------
DONALD F. MEEDER*+, 63        Assistant      1982          Assistant Secretary and
                              Secretary                    Vice President of Meeder
                                                           Asset Management, Inc.;
                                                           Assistant Secretary of
                                                           Mutual Funds Service Co.,
                                                           the Fund's transfer agent.
-------------------------------------------------------------------------------------
WESLEY F. HOAG*+, 45          Vice           1994          Vice President, Secretary
                              President and                and General Counsel of
                              Secretary                    Meeder Asset Management,
                                                           Inc. and Mutual Funds
                                                           Service Co.; Secretary of
                                                           Adviser Dealer Services,
                                                           Inc. (since July 1993);
                                                           Attorney, Porter, Wright,
                                                           Morris & Arthur, a law
                                                           firm (October 1984 to
                                                           June 1993).
-------------------------------------------------------------------------------------
BRUCE E. MCKIBBEN*+, 32       Treasurer      1999          Treasurer and Manager/
                                                           Fund Accounting and
                                                           Financial Reporting,
                                                           Mutual Funds Service Co.,
                                                           the Funds' transfer agent
                                                           (since April 1997);
                                                           Assistant Treasurer and
                                                           Manager/Fund Accounting,
                                                           The Ohio Company, a
                                                           broker-dealer (April 1991
                                                           to April 1997).
-------------------------------------------------------------------------------------

1 Directors and Officers of the Portfolio serve until their resignation, removal or retirement.

2 This includes all directorships (other than those in the Fund Complex) that are held by each trustee as a director of a public company or a registered investment company.

3 "Interested Persons" within the meaning of the 1940 Act on the basis of their affiliation with the Fund Complex Investment Adviser, Meeder Asset Management, Inc., or its affiliated entities.

4 All of the officers listed are officers and/or directors/trustees of one or more of the other funds for which Meeder Asset Management, Inc. serves as Investment Adviser.

* Robert S. Meeder, Sr. is deemed an "interested person" of the Trust by virtue of his position as Chairman of Meeder Asset Management, Inc., the Advisor of the Portfolio. Robert S. Meeder, Jr. is deemed an "interested person" of the Trust by virtue of his position as President of Meeder Asset Management, Inc., the Advisor of the Portfolio. Wesley F. Hoag is deemed an "interested person" of the Trust by virtue of his position as Vice President and Secretary of Meeder Asset Management, Inc., the Advisor of the Portfolio. Donald F. Meeder is deemed an "interested person" of the Trust by virtue of his position as Assistant Secretary of Meeder Asset Management, Inc., the Advisor of the Portfolio.

+ P.O. Box 7177, 6000 Memorial Drive, Dublin, Ohio 43017.

     Robert S. Meeder, Sr. is Robert S. Meeder, Jr.'s father and Donald F. Meeder's uncle.

BENEFICIAL INTERESTS IN THE PORTFOLIO OWNED BY TRUSTEES AS OF DECEMBER 31, 2001

--------------------------------------------------------------------------------
                                                      Aggregate Dollar Range1 of
                            Dollar Range of           Shares Owned in All Funds
                            Beneficial Interests      Within The Fund Complex
Name of Director            in the Portfolio Owned1   Overseen by Trustee
--------------------------------------------------------------------------------
"Non-Interested" Trustees

Milton S. Bartholomew       $0                        Over $100,000
--------------------------------------------------------------------------------
Roger D. Blackwell          $0                        Over $100,000
--------------------------------------------------------------------------------
Walter L. Ogle              $0                        Over $100,000
--------------------------------------------------------------------------------
Charles A. Donabedian       $0                        $50,001 - $100,000
--------------------------------------------------------------------------------
James W. Didion             $0                        $1 - $10,000
--------------------------------------------------------------------------------
Jack W. Nicklaus II         $0                        $10,000 - $50,000
--------------------------------------------------------------------------------
"Interested"  Trustees

Robert S. Meeder, Sr.       $0                        Over $100,000
--------------------------------------------------------------------------------
Robert S. Meeder, Jr.       $0                        Over $100,000
--------------------------------------------------------------------------------

1 Ownership disclosure is made using the following ranges: None; $1 - $10,000; $10,001 - $50,000; $50,001 - $100,000 and over $100,000. The amounts listed for
"interested" trustees include shares owned through Meeder Asset Management, Inc.'s retirement plan and 401(k) Plan.

The following table shows the compensation paid by the Portfolio and all other mutual funds advised by the Adviser, including The Flex-funds, the Meeder Advisor Funds and the corresponding Portfolios of the Meeder Advisor Funds and The Flex-funds (collectively, the "Fund Complex") as a whole to the Trustees of the Portfolio during the fiscal year ended December 31, 2001.

                               COMPENSATION TABLE

                                                                                 Total
                                               Pension or                        Compensation
                                               Retirement                        from
                               Aggregate       Benefits          Estimated       Registrant and
                               Compensation    Accrued as Part   Annual          Fund Complex
                               from the        of Portfolio      Benefits Upon   Paid to
Trustee                        Portfolio       Expense           Retirement      to Trustee1, 2
-------                        ---------       -------           ----------      --------------
Robert S. Meeder, Sr.          None            None              None            None

Milton S. Bartholomew          $1,302          None              None            $14,642

Robert S. Meeder, Jr.          None            None              None            None

Walter L. Ogle                 $1,302          None              None            $14,642

Philip A. Voelker              None            None              None            None

Roger D. Blackwell             $1,208          None              None            $13,642

Charles A. Donabedian          $1,302          None              None            $14,642

James Didion                   $1,208          None              None            $13,642

Jack W. Nicklaus II            $1,208          None              None            $13,642

1 Compensation figures include cash and amounts deferred at the election of certain non-interested Trustees. For the calendar year ended December 31, 2001, participating non-interested Trustees accrued deferred compensation from the funds as follows: Milton S. Bartholomew - $1,302, Roger D. Blackwell - $1,208, Charles A. Donabedian - $1,302, Jack W. Nicklaus II - $1,208, and Walter L. Ogle
- $1,302.

2 The Fund Complex consists of 22 investment companies.

     Each Trustee who is not an "interested person" is paid a meeting fee of $250 per regularly scheduled meeting of each Portfolio. In addition, each such Trustee earns an annual fee, payable quarterly, based on the average net assets in each Portfolio based on the following schedule: 0.00375% of the amount of each Portfolio's average net assets exceeding $15 million. Each trustee who attends a meeting called for special purposes is paid a meeting fee of $500. Members of the Audit and Strategic Planning Committees for each of The Flex-funds and the Meeder Advisor Funds Trusts, and the Portfolios are paid $500 for each Committee meeting. All other officers and Trustees serve without compensation from the Portfolios or the Trust. Trustee fees for the Growth Portfolio totaled $5,694 and $9,724 for the period from February 29, 2000 (inception) to December 31, 2000 and the fiscal year ended December 31, 2001, respectively.

     The Board maintains two standing committees: the Audit Committee and the Nominating Committee. The Audit Committee is generally responsible for recommending the selection of the Trust's independent auditors, including evaluating their independence and meeting with such accountants to consider and review matters relating to the Trust's financial reports and internal accounting. The Audit Committee is comprised of the following independent Trustees of the Trust: Charles Donabedian, Milton Bartholomew and Walter Ogle. The Nominating Committee is comprised of the following independent Trustees of the Trust: James Didion, Roger Blackwell and Charles Donabedian. The Trust's Nominating Committee is responsible for the nomination of trustees to the Board. When vacancies arise or elections are held, the Committee considers qualified nominations including those recommended by shareholders who provide a written request (including qualifications) to the Nominating Committee in care of the Trust's address at 6000 Memorial Drive, Dublin, Ohio 43017. During the fiscal year ended December 31, 2001, the Audit Committee and the Nominating Committee each met two times.

     During the past fiscal year, the Trustees considered and approved the renewal of the Portfolio's investment advisory agreement with the Manager. In connection with this annual review, the Trustees, with the advice and assistance of independent counsel for the Trust, received and considered information and reports relating to the nature, quality and scope of the services provided to the Portfolio and the Fund by the Manager and its affiliates. The Trustees considered the level of and the reasonableness of the fees charged for these services, together with comparative fee and expense information showing, among other things, the fees paid for advisory, administrative, transfer agency, fund accounting and shareholder services and the total expense ratio of the Fund relative to its peer group of mutual funds. In addition, the Trustees considered, among other factors:

     o the effect of the investment advisory fee and fund administration fee structure on the expense ratio of the Fund;

     o the effect of the investment advisory fee and fund administration fee structure on the nature or level of services to be provided the Fund;

     o    the investment performance of the Fund;

     o    information  on  the  investment  performance,   advisory  fees,  fund
          administration fees and expense ratios of other registered investment companies within the Trust;

     o information on the investment performance, advisory fees, fund administration fees and expense ratios of other investment companies not advised by the Manager but believed to be generally comparable in their investment objectives and size to the Fund;

     o the investment approach used by the Manager in the daily management of the Portfolio;

     o    information on personnel of the Manager's investment committee;

     o the continuing need of the Manager to retain and attract qualified investment and service professionals to serve the Trust in an increasingly competitive industry;

     o    soft dollars received by the Manager from Portfolio trades;

     o commissions received by Adviser Dealer Services, Inc. an affiliate of the Manager, for executing securities transactions on behalf of the Portfolio;

     o the Manager's policy regarding the aggregation of orders from the Portfolio and the Manager's private accounts; and

     o other ancillary benefits received by the Manager and its affiliates as a result of their provision of investment advisory and other services to the Portfolio and Fund.

     The Trustees also considered various improvements and upgrades in shareholder services made during the year, financial information about the Manager's costs, an analysis of historical profitability of the Portfolio and Fund's contracts to the Manager and its affiliates, and the importance of supporting quality, long-term service by the Manager to help achieve solid investment performance.


     The Declaration of Trust provides that the Portfolio will indemnify its Trustees and officers as described below under Item 18.

     The Portfolio and the Adviser have each adopted a Code of Ethics that permits personnel subject to the Code to invest in securities, including, under certain circumstances and subject to certain restrictions, securities that may be purchased or held by the Portfolio. However, each such Code restricts personal investing practices by directors and officers of the Adviser and its affiliates, and employees of the Adviser with access to information about the purchase or sale of Portfolio securities. The Code of Ethics for the Portfolio restricts personal investing practices of trustees of the Portfolio who have knowledge about recent Portfolio trades. Among other provisions, each Code of Ethics requires that such directors and officers and employees with access to information about the purchase or sale of Portfolio securities obtain preclearance before executing personal trades. Each Code of Ethics prohibits acquisition of securities without preclearance in, among other events, an initial public offering or a limited offering, as well as profits derived from the purchase and sale of the same security within 60 calendar days. These provisions are designed to put the interests of Portfolio investors before the interest of people who manage the Portfolio.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.
-------------------------------------------------------------

     Not Applicable.

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.
-------------------------------------------------

                                     ADVISER

     Meeder Asset Management, Inc. (the "Adviser") is the investment adviser for the Portfolio. The Adviser serves the Portfolio pursuant to an Investment Advisory Agreement which has been approved by a vote of a majority of the Trustees, including a majority of those Trustees who are not "interested persons" (as defined in the 1940 Act) of the Portfolio and which will remain in force so long as renewal thereof is specifically approved at least annually by a majority of the Trustees or by a majority vote of the investors in the Portfolio (with the vote of each being in proportion to the amount of its investment) ("Majority Portfolio Vote"), and in either case by vote of a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) at a meeting called for the purpose of voting on such renewal.

     The Investment Advisory Agreement will terminate automatically if assigned and may be terminated without penalty at any time upon 60 days' prior written notice by Majority Portfolio Vote, by the Trustees of the Portfolio, or by the Adviser.

     The Adviser earns an annual fee, payable in monthly installments as follows. The fee for the Portfolio is based upon the average net assets of the Portfolio and is at the rate of 0.75% of the first $200 million and 0.60% in excess of $200 million of average net assets.


     For the period from February 29, 2000 (inception) to December 31, 2000 and for the fiscal year ended on December 31, 2001, the Growth Portfolio paid fees to the Adviser totaling $97,152 and $163,473, respectively.

                                 TRANSFER AGENT

     The Portfolio has entered into an Administration and Accounting Services Agreement with Mutual Funds Service Co., which acts as transfer agent for the Portfolio. Mutual Funds Service Co. maintains an account for each investor in the Portfolio, performs other transfer agency functions and acts as dividend disbursing agent for the Portfolio.

     The minimum annual fee for accounting services for the Portfolio is $7,500. Subject to the applicable minimum fee, the Portfolio's annual fee, payable monthly, is computed at the rate of 0.15% of the first $10 million, 0.10% of the next $20 million, 0.02% of the next $50 million and 0.01% in excess of $80 million of the Portfolio's average net assets.

                                    CUSTODIAN


     Pursuant to a Custody Agreement, U.S. Bank, N.A., Cincinnati, acts as the custodian of the Portfolio's assets (the "Custodian"). The Custodian's responsibilities include safeguarding and controlling the Portfolio's cash and securities, handling the receipt and delivery of securities, determining income and collecting interest on the Portfolio's investments and maintaining books of original entry for Portfolio accounting and other required books and accounts. Securities held by the Portfolio may be deposited into the Federal Reserve-Treasury Department Book Entry System or the Depository Trust Company and may be held by a subcustodian bank if such arrangements are reviewed and approved by the Trustees of the Portfolio. The Custodian does not determine the investment policies of the Portfolio or decide which securities the Portfolio will buy or sell. The Portfolio may, however, invest in securities of the Custodian and may deal with the Custodian as principal in securities transactions. For its services, the Custodian will receive such compensation as may from time to time be agreed upon by it and the Portfolio.


                              INDEPENDENT AUDITORS


     KPMG LLP, 191 West Nationwide Boulevard, Columbus, Ohio 43215, serves as the Portfolio's independent auditors. The auditors audit financial statements for the Portfolio and provide other assurance, tax, and related services.


ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.
---------------------------------------------------

     All orders for the purchase or sale of portfolio securities are placed on behalf of the Portfolio by the Adviser pursuant to authority contained in the investment advisory agreement. The Adviser is also responsible for the placement of transaction orders for accounts for which it or its affiliates act as investment adviser. In selecting broker-dealers, subject to applicable limitations of the federal securities laws, the Adviser considers various relevant factors, including, but not limited to, the size and type of the transaction; the nature and character of the markets for the security to be purchased or sold; the execution efficiency, settlement capability, and financial condition of the broker-dealer firm; the broker-dealer's execution services rendered on a continuing basis; the reasonableness of any commissions, and arrangements for payment of Portfolio expenses.

     The Portfolio may execute portfolio transactions with broker-dealers that provide research and execution services to the Portfolio or other accounts over which the Adviser or its affiliates exercise investment discretion. Such services may include advice concerning the value of securities; the advisability of investing in, purchasing or selling securities; the availability of securities or the purchasers or sellers of securities; furnishing analyses and reports concerning issuers industries, securities, economic factors and trends, portfolio strategy, and performance of accounts; and effecting securities transactions and performing functions incidental thereto (such as clearance and settlement). The selection of such broker-dealers generally is made by the Adviser (to the extent possible consistent with execution considerations) in accordance with a ranking of broker-dealers determined periodically by the Adviser's investment staff based upon the quality of research and execution services provided.

     The receipt of research from broker-dealers that execute transactions on behalf of the Portfolio may be useful to the Adviser in rendering investment management services to the Portfolio or its other clients, and conversely, such research provided by broker-dealers that have executed transaction orders on behalf of the Adviser's other clients may be useful to the Adviser in carrying out its obligations to the Portfolio. The receipt of such research is not expected to reduce the Adviser's normal independent research activities; however, it enables the Adviser to avoid the additional expenses that could be incurred if the Adviser tried to develop comparable information through its own efforts.

     Subject to applicable limitations of the federal securities laws, broker-dealers may receive commissions for agency transactions that are in excess of the amount of commissions charged by other broker-dealers in recognition of their research and execution services. In order to cause the Portfolio to pay such higher commissions, the Adviser must determine in good faith that such commissions are reasonable in relation to the value of the brokerage and research services provided by such executing broker-dealers viewed in terms of a particular transaction or the Adviser's overall responsibilities to the Portfolio and its other clients. In reaching this determination, the Adviser will not attempt to place a specific dollar value on the brokerage and research services provided or to determine what portion of the compensation should be related to those services.

     The Adviser is authorized to use research services provided by, and to place portfolio transactions with, brokerage firms that have provided assistance in the distribution of shares of The Flex-funds funds or the Meeder Advisor Funds funds to the extent permitted by law.

     The Adviser may allocate brokerage transactions to broker-dealers who have entered into arrangements with the Adviser under which the broker-dealer allocates a portion of the commissions paid by the Portfolio toward payment of the Portfolio's expenses, such as transfer agent fees of Mutual Funds Service Co. or custodian fees. The transaction quality must, however, be comparable to those of other qualified broker-dealers.

     The Trustees of the Portfolio periodically review the Adviser's performance of its responsibilities in connection with the placement of portfolio transactions on behalf of the Portfolio and review the commissions paid by the Portfolio over representative periods of time to determine if they are reasonable in relation to the benefits to the Portfolio.

     From time to time, the Trustees of the Portfolio will review whether the recapture for the benefit of the Portfolio of some portion of the brokerage commissions or similar fees paid by the Portfolio on portfolio transactions is legally permissible and advisable.

     The Portfolio seeks to recapture soliciting broker-dealer fees on the tender of portfolio securities, but at present no other recapture arrangements are in effect. The Trustees of the Portfolio intend to continue to review whether recapture opportunities are available and are legally permissible and, if so, to determine in the exercise of their business judgment, whether it would be advisable for the Portfolio to seek such recapture.

     Although the Portfolio and other portfolios managed by the Adviser have substantially the same Trustees and officers, investment decisions for the Portfolio are made independently from those of other portfolios managed by the Adviser or accounts managed by affiliates of the Adviser. It sometimes happens that the same security is held in the portfolio of more than one of these Portfolios or accounts. Simultaneous transactions are inevitable when several Portfolios are managed by the same investment adviser, particularly when the same security is suitable for the investment objective of more than one Portfolio.


     When two or more Portfolios are simultaneously engaged in the purchase or sale of the same security, the prices and amounts are allocated in accordance with a policy considered by the Portfolio Trustees to be equitable to each portfolio. In some cases this system could have a detrimental effect on the price or value of the security as far as one of the Portfolios is concerned. In other cases, however, the ability of a Portfolio to participate in volume transactions will produce better executions and prices for the Portfolio. It is the current opinion of the Trustees of each Portfolio that the desirability of retaining the Adviser as investment adviser to each

Portfolio outweighs any disadvantages that may be said to exist from exposure to simultaneous transactions. For the fiscal year ended December 31, 2001, the Growth Portfolio paid total commissions of $0 on the purchase and sale of common stocks. Brokerage commissions paid on the purchases and sales by the Portfolio of futures and options contractsfor the fiscal year ended Decmeber 31, 2001 was $1,175 (for the period February 29, 2000 to December 31, 2000 such commissions were $1,802).


ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.
---------------------------------------------

     Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

     Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of their investment).

     The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of their investment), except that if the Trustees of the Portfolio recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to the amount of their investment) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of their investment), or (ii) by the Trustees of the Portfolio by written notice to its investors.

     The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

     The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The Declaration of Trust provides that the trustees and officers will be indemnified by the Portfolio against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.
--------------------------------------------------------

     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     The Portfolio determines its net asset value as of 4:00 p.m., New York time, each Fund Business Day by dividing the value of the Portfolio's net assets by the value of the investment of the investors in the Portfolio at the time the determination is made. As of the date of this Registration Statement, the New York Stock Exchange is open for trading every weekday except for the following holidays (or days on which such holiday is observed): New Year's Day, Martin Luther King Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas.) Purchases and reductions will be effected at the time of determination of net asset value next following the receipt of any purchase or reduction order.

     The assets of the Portfolio consist primarily of shares of underlying mutual funds, which are valued at their respective net asset values under the 1940 Act. The underlying funds value securities in their portfolios for which market quotations are readily available at their current market value (generally the last reported sale price) and all other securities and assets at fair value pursuant to methods established in good faith by the board of directors of the underlying fund. Money market funds with portfolio securities that mature in one year or less may use the amortized cost or penny-rounding methods to value their securities. Securities having 60 days or less remaining to maturity generally are valued at their amortized cost which approximates market value.

     Other assets of the Portfolio are valued at their current market value if market quotations are readily available and, if market quotations are not available, they are valued at fair value pursuant to methods established in good faith by the Board of Trustees. Securities having 60 days or less remaining to maturity are valued at their amortized cost.

ITEM 19.  TAXATION OF THE PORTFOLIO.
------------------------------------

     The Portfolio is organized as a trust under New York law. Under the method of operation of the Portfolio, the Portfolio is not subject to any income tax. However, each investor in the Portfolio is taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share is made in accordance with the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     The Portfolio's taxable year-end is December 31. Although, as described above, the Portfolio is not subject to federal income tax, it files appropriate federal income tax returns.

     The Portfolio's assets, income and distributions are managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its investable assets in the Portfolio.

ITEM 20.  UNDERWRITERS.
-----------------------

     The exclusive placement agent for the Portfolio is Adviser Dealer Services, Inc., which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.
------------------------------------------

     Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.
-------------------------------


     The financial statements and independent auditors' report required to be included in this Statement of Additional Information are incorporated herein by reference to the Portfolio's Annual Report to Shareholders for the fiscal year ended December 31, 2001. The Portfolio will provide the Annual Report without charge at written request or request by telephone.

                                     PART C

ITEM 23.  EXHIBITS.
-------------------

     *(a) Declaration of Trust of the Registrant.

     *(b) By-Laws of the Registrant.

     (c)  Not applicable.

     *(d) Form of  Investment  Advisory  Agreement  between the  Registrant  and
          Meeder  Asset  Management,   Inc.,  formerly  known  as  R.  Meeder  &
          Associates, Inc.

     (e)  Not applicable.

     *(f) Deferred Compensation Plan for Independent Trustees.

     *(g) Form of Custody  Agreement between the Registrant and Star Bank, N.A.,
          Cincinnati.

          (i) Form of Administration Agreement between the Registrant and Mutual Funds Service Co. (MFSCo).

          (ii) Form of Accounting Services Agreement between the Registrant and MFSCo.

     (i)  Not applicable.

     (j)  Consent of KPMG LLP, Independent Auditors, is filed herewith.

     (k)  Not applicable.

     (l)  Not applicable.

     (m)  Not applicable.

     (n)  Not applicable.

     (o)  Not applicable.

     *(p) Codes of Ethics  for the  Portfolio,  Muirfield  Investors,  Inc.  and
          Meeder Asset Management, Inc.

----------
*Filed February 28, 2000 and incorporated herein by reference.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.
-----------------------------------------------------------------------

     Not applicable.


ITEM 25.  INDEMNIFICATION.

     Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as Exhibit (a) herewith.

     The Trustees and officers of the Registrant are insured under an errors and omissions liability insurance policy and under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940 (the "1940 Act").

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.
--------------------------------------------------------------

     Not applicable.

ITEM 27.  PRINCIPAL UNDERWRITERS.
---------------------------------

     Not applicable.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.
-------------------------------------------

     The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

NAME                                                 ADDRESS

Mutual Funds Service Co.                             6000 Memorial Drive
   (transfer and accounting                          Dublin, OH  43017
     services agent)

Meeder Asset Management, Inc.                        6000 Memorial Drive
  (investment adviser)                               Dublin, OH  43017


U.S. Bank, N.A., Cincinnati                          425 Walnut Street
  (custodian)                                        Cincinnati, OH  45202


ITEM 29.  MANAGEMENT SERVICES.
------------------------------

     Not applicable.

ITEM 30.  UNDERTAKINGS.
-----------------------

     Not applicable.

                                   SIGNATURES



     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin and State of Ohio on the 30th day of April, 2002.

                                        GROWTH PORTFOLIO, FORMERLY KNOWN
                                        AS THE GROWTH MUTUAL FUND
                                        PORTFOLIO


                                        By /s/ Wesley F. Hoag
                                           -------------------------------
                                           Wesley F. Hoag